UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2007

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On February 20, 2007, Kings Road Investments Ltd. ("Kings Road"), holder of $12.5 million principal amount of the Company’s $30 million, 7.5% Senior Subordinated Convertible Notes due 2011 (the "Note"), delivered to the Company a letter asserting events of default under the Note. The letter states that Kings Road is electing to accelerate and redeem the Note in its entirety. Kings Road seeks payment of the $12.5 million principal amount of the Note, plus a premium of approximately $3.13 million and default interest of approximately $0.5 million. The letter further demands payment within five (5) business days of the Company’s receipt of such notice.

The Company strongly disputes the alleged events of default. The Company is currently in discussions with Kings Road in an attempt to resolve these issues.

To date, the Company has not received similar default notices from any of the other three (3) purchasers of the convertible notes.

The Note and the transactions by which the Note was issued are described in the Company’s Current Report on Form 8-K filed on March 9, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

February 26, 2007	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President